Exhibit 99.1

YOUNG BROADCASTING INC. ANNOUNCES FOURTH QUARTER AND
YEAR END 2007 RESULTS

NON-POLITICAL REVENUE UP 2.8%, EXPENSES DOWN 2.9% FOR
QUARTER

                New York, NY — Business Wire — March 7, 2008 — Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) today announced results for the three months and year ended December 31, 2007. All comparisons below exclude KRON-TV, YBI’s San Francisco MyNetwork affiliate, which has been treated as a discontinued operation in the Company’s financial statements pending sale.

                Fourth Quarter

                Local and national revenue grew approximately $1.1 million or 2.8% during the quarter compared to the same period the prior year. Net revenue for the quarter was $44.1 million compared to $50.0 million in the fourth quarter of 2006. The net revenue decrease is attributable to a $7.6 million decline in net political revenue in 2007 compared to 2006. Operating expenses declined 2.9% to $30.0 million in 2007 as compared to the same period in 2006.

                Full Year

                Local and national revenue increased approximately $400,000 or .3% for the full year 2007 compared to 2006. Net revenue for the year was $155.7 million or $9.7 million lower than in 2006. Once again, the decline results from an $11.4 million decline in net political revenue in 2007 compared to the prior year. Operating expenses decreased .4% to $121.7 million in 2007 as compared to 2006.

                Vincent Young’s Comments

                “Young Broadcasting has been built on a strategy of seeking to expand the pool of advertisers while carefully controlling our expenses. The year just passed demonstrates the wisdom of this approach. Our innovative 3rd Leg sales programs enabled us to grow our core local and national spot sales during a period when other companies reported declines. At the same time, we have successfully reduced our operating expenses for the fifth consecutive quarter.”

                “In January we announced our plan to sell KRON-TV and thereby reduce our debt load. In February, we announced a series of cost savings that will reduce our expenses by $13.0 million in 2008 and eventually reduce annual expenses by approximately $19.5 million. These actions will enable us to refocus our efforts on our nine important television stations in great mid-sized markets. We believe that the successful execution of our strategy will increase the value of the Company in the future.”

                Comparison Between 2005 and 2007

                Stations with large news operations, such as YBI’s stations, attract significant political revenue during election years, generally even-numbered years. Comparisons between election years and non-election years are therefore complicated because of the bi-annual nature of this business. In 2005, the last non-political year, the Company reported revenues of $143.7 million compared to $155.7 million in 2007, an increase of 8.4%. Station operating performance (“SOP”) in 2005 was $42.9 million compared to $53.0 million in 2007, an increase of 23.5%. SOP is based on operating income of $10.2 million in 2005 and $20.0 million in 2007, less non-cash compensation, depreciation and amortization, and corporate overhead each year.

                Based on current information, it is unlikely that the Company will be able to enter into an agreement to sell KRON-TV before March 31, 2008.  We continue moving forward in the sale process.

Use of Non-GAAP Measures

                Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation to employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

                SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating income (loss), its most directly comparable GAAP financial measure, are provided in the attachment to this release.

Fourth Quarter Conference Call

                Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) has scheduled a conference call for Friday, March 7, 2008 at 11:00 AM (ET).  You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, Chairman of Young Broadcasting Inc. and with James Morgan, the company’s CFO.

                You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through April 7, 2008. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 866-423-4776 through March 14, 2008.

About Young Broadcasting

                Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA).  KRON-TV — San Francisco, CA which had been the largest independent station in the U.S. and the only independent VHF station in its market, became a MyNetwork TV affiliate on September 5, 2006.

                Any statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding a prospective sale of KRON-TV, the timing of such sale, and the amount and use of proceeds of such sale, and are inherently subject to risks and uncertainties.  Many factors could cause our plans to change or to not be realized as contemplated.  Our ability to complete a sale of KRON-TV, on a timely basis or otherwise, is subject to any potential buyer’s ability to finance and close its acquisition of KRON-TV, to potential regulatory reviews, to changes in the national or San Francisco broadcast markets or economies, pricing fluctuations in national and local advertising, and to other factors beyond our control.  Our ability to redeploy the proceeds of a sale of KRON-TV, net of transaction costs and expenses, to further our future corporate initiatives may be impacted by, among other factors, our substantial indebtedness. Additional information concerning these and other important factors may be found in our filings with the Securities and Exchange Commission.  Statements in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

                Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2006	2007	2006	2007
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)

Net revenue	$165,318	$155,668	$49,996	$44,059
Operating expenses	122,202	121,742	30,885	30,004
Depreciation and amortization	15,293	13,904	3,569	3,510
Operating income	27,823	20,022	15,542	10,545

Interest expense, net	(66,535)	(69,200)	(17,092)	(17,484)
Non-cash change in market valuation of swaps	—	(15)	—	(7)
Other (expenses) income, net	(549)	529	104	600

Loss from continuing operations before income taxes	(39,261)	(48,664)	(1,446)	(6,346)
Income tax benefit	4,771	4,074	4,593	7,057
(Loss) income from continuing operations	(34,490)	(44,590)	3,147	711

Loss from discontinued operations	(22,151)	(28,122)	(2,424)	(5,048)
Net income (loss)	$(56,641)	$(72,712)	$723	$(4,337)

Net loss per common share - basic	$(2.64)	$(3.23)	$0.03	$(0.19)
Weighted average shares - basic	21,470,334	22,464,375	21,947,373	22,845,122

Other Financial Data:

Amortization of program license rights	9,394	$9,404	2,542	2,484
Payments for program license liabilities	27,175	27,837	7,096	7,131
Capital expenditures	5,500	5,874	1,290	1,140

Reconciliation of Station Operating Performance to Operating (Loss) Income:

Operating income	27,823	20,022	15,542	10,545
Plus:
Non-cash compensation	5,211	6,236	1,415	1,453
Depreciation and amortization	15,293	13,904	3,569	3,510
Corporate overhead	13,552	12,818	3,192	3,287
Station Operating Performance	$61,879	$52,980	$23,718	$18,795